Exhibit 99.1

Contact:	Daniel Foley – Investors	Alberto Lopez – Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Release #HET 07-0667

Harrah’s to Allow Stockholder Rights Plan to Expire

LAS VEGAS, July 20, 2006 – Harrah’s Entertainment, Inc. (NYSE:HET) today announced that its Board of Directors has determined to allow Harrah’s stockholder rights plan to expire by its terms without renewal on October 5, 2006.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.